Exhibit 99.1

Intermolecular Announces Third Quarter 2017 Financial Results

SAN JOSE, Calif., November 2, 2017 -- Intermolecular, Inc. (NASDAQ: IMI) today reported results for its Third Quarter ended September 30, 2017.

Results Highlights:

•	Positive third quarter adjusted EBITDA on 7% sequential revenue growth
•	Third quarter total revenue of $8.6 million
•	Five new contracts signed during the quarter

“We are delighted to report our achievement of positive adjusted EBITDA ahead of schedule,” said Chris Kramer, president and CEO of Intermolecular.  “Our return to profitability is due to the combination of expanding relationships with existing customers, new programs with new customers and disciplined cost control.  We are building strong momentum in the market which validates the important position we have established as a leading innovator in materials science, particularly for the semiconductor industry.”

Third Quarter Fiscal 2017 Results

Revenue for the third quarter of 2017 was $8.6 million, up 7% compared to second quarter 2017 revenue of $8.1 million and down 18% compared to $10.6 million in the same period a year ago. GAAP net loss for the third quarter was $(1.8) million, or $(0.04) per share, compared to a net loss of $(2.9) million in the second quarter of 2017, or $(0.06) per share and a net loss of $(6.8) million, or $(0.14) per share, in the same period a year ago. Cash and investments were $27.1 million at the third quarter of 2017, an increase of $0.1 million compared with the second quarter of 2017.

Non-GAAP net loss for the third quarter was $(1.6) million, or $(0.03) per share compared to a non-GAAP net loss of $(2.5) million, or $(0.05) per share, in the prior quarter and $(5.9) million, or $(0.12) per share in the same period a year ago.

Adjusted EBITDA for the third quarter was $0.1 million, compared to an adjusted EBITDA loss of $(1.0) million in the second quarter of 2017 and an adjusted EBITDA loss of $(0.9) million in the same period a year ago.

Outlook for Fourth Quarter of 2017

The following statements are based on Intermolecular’s current expectations for the fourth quarter of the fiscal year ended December 31, 2017. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below. Intermolecular does not plan to update, nor does it undertake any obligation to update, this outlook in the future.

•	Intermolecular projects revenue in the range of $9.4 million to $9.9 million.
•	GAAP net loss is projected between $(1.0) million and $(1.5) million, or between $(0.02) to $(0.03) per share, on approximately 49.6 million shares outstanding
•	Non-GAAP net loss, which excludes stock-based compensation expense, is projected between $(0.7) million and $(1.2) million, or between $(0.01) to $(0.03) per share
•	Adjusted EBITDA is projected to be between $0.5 million and $1.0 million.

Intermolecular reports revenue, cost of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. A reconciliation of the non-GAAP financial measures with the most directly comparable GAAP measures, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release. Please refer to “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Loss to Non-GAAP Net Loss” below.

Conference Call Today

Intermolecular will host a conference call and simultaneous audio-only webcast at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today with Chris Kramer, CEO and president, and Bill Roeschlein, Chief Financial Officer, for Intermolecular.

The call can be accessed by dialing (877) 251-1860; international callers should dial (224) 357-2386. Please dial-in ten minutes prior to the scheduled conference call time. The conference ID is 95697975. A live and archived webcast (audio only) of the call will be available on Intermolecular’s Website at http://ir.intermolecular.com for up to 30 days after the call.

About Intermolecular, Inc.

Intermolecular® is the trusted partner for advanced materials innovation. Advanced materials are at the core of innovation in the 21st century for a wide range of industries including semiconductors, consumer electronics, automotive and aerospace. With its substantial materials expertise; accelerated learning and experimentation platform; and information and analytics infrastructure, Intermolecular has a ten-year track record helping leading companies accelerate and de-risk materials innovation.

“Intermolecular” and the Intermolecular logo are registered trademarks; all rights reserved. Learn more at www.intermolecular.com.

Forward-Looking Statements

Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this document are based on current beliefs, assumptions and expectations, speak only as of the date of this document and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond Intermolecular’s control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following:

our ability to productize our workflows with existing and future customers; expectations regarding our future revenue, cash flow and GAAP and non-GAAP net income or loss; financial condition; the ability of our new business model to generate profits and long-term shareholder returns; the extent to which technology developed in collaboration with our customers will continue to remain on the critical path and have significant value for such customers and us as well as the industry as a whole; and anticipated growth in our current markets through expansion of existing customer programs and the entry into other engagements with new customers. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: our ability to execute on our strategy, prove our business model and remain technologically competitive in rapidly evolving industry conditions; commercial acceptance of our HPC platform and methodology as effective R&D tools; our ability to achieve and sustain profitability; the ability of our customers to achieve their announced product roadmaps in a timely manner; the extent to which we are able to successfully extend and expand relationships with existing customers; our ability to manage the growth of our business; the rapid technology changes and volatility of the customers and industries we serve; our potential need for future capital to finance our operations; and other risks described in our most recent annual report on Form 10-K as updated by our quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission available at www.sec.gov, particularly in the sections titled "Risk Factors." All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

Non-GAAP Financial Measures

To supplement the financial data presented on a GAAP basis, we also disclose certain non-GAAP financial measures, which exclude the effect of stock-based compensation expense. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than non-GAAP financial information disclosed by other companies. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations because the non-GAAP measures exclude charges that management considers to be outside of Intermolecular's core operating results. We believe that the non-GAAP measures of revenue, cost of net revenue, gross profit, gross margin, operating (loss) income, net (loss) income, earnings per share and net (loss) income per share, viewed in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of our ongoing operating performance. In addition, management uses these non-GAAP measures to review and assess financial performance, to determine executive officer incentive compensation and to plan and forecast performance in future periods.

Intermolecular, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Program revenue	$6,869	$8,844	$20,160	$30,857
Licensing and royalty revenue	1,753	1,730	6,495	5,964
Total revenue	8,622	10,574	26,655	36,821
Cost of revenue:
Cost of program revenue	2,864	3,431	8,106	12,284
Cost of licensing and royalty revenue	11	25	303	100
Total cost of revenue	2,875	3,456	8,409	12,384
Gross profit	5,747	7,118	18,246	24,437
Operating expenses:
Research and development	4,835	8,451	17,328	22,279
Sales and marketing	874	1,792	3,285	5,866
General and administrative	2,000	2,667	7,225	7,936
Restructuring charges	—	1,120	1,351	1,120
Total operating expenses	7,709	14,030	29,189	37,201
Loss from operations	(1,962)	(6,912)	(10,943)	(12,764)
Other income (expense):
Interest income (expense), net	70	51	182	123
Other income (expense), net	64	89	243	204
Total other income (expense), net	134	140	425	327
Loss before provision for income taxes	(1,828)	(6,772)	(10,518)	(12,437)
Provision for income taxes	—	3	1	7
Net loss	$(1,828)	$(6,775)	$(10,519)	$(12,444)
Net loss per share, basic and diluted	$(0.04)	$(0.14)	$(0.21)	$(0.25)
Weighted-average number of shares used in computing net loss per share, basic and diluted	49,554,701	49,466,137	49,543,014	49,366,982

Intermolecular, Inc.

Condensed Consolidated Balance Sheets

(In thousands, Unaudited)

	As of September 30, 2017	As of December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$9,887	$5,759
Short-term investments	14,852	20,035
Total cash, cash equivalents and short-term investments	24,739	25,794
Accounts receivable	3,476	5,063
Prepaid expenses and other current assets	1,017	1,397
Total current assets	29,232	32,254
Long-term investments	2,409	1,995
Materials inventory	2,995	3,357
Property and equipment, net	7,096	10,964
Intangible assets, net	3,081	4,001
Other assets	577	597
Total assets	$45,390	$53,168

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,014	$309
Accrued liabilities	1,046	1,451
Accrued compensation and employee benefits	2,564	1,663
Deferred revenue	2,018	1,533
Total current liabilities	6,642	4,956
Other long-term liabilities	3,022	3,216
Total liabilities	9,664	8,172
Stockholders’ equity:
Common stock	50	50
Additional paid-in capital	214,538	213,313
Accumulated other comprehensive loss	(9)	(32)
Accumulated deficit	(178,853)	(168,335)
Total stockholders’ equity	35,726	44,996
Total liabilities and stockholders’ equity	$45,390	$53,168

Intermolecular, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, Unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(10,519)	$(12,444)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and accretion	5,369	7,708
Stock-based compensation	1,221	2,936
(Gain) loss on disposal of property and equipment	70	(19)
Gain on disposal of intangible assets	(1,239)	—
Changes in operating assets and liabilities:
Accounts receivable	1,587	2,524
Prepaid expenses and other assets	402	118
Materials inventory	391	489
Accounts payable	688	(453)
Accrued and other liabilities	370	(2,088)
Deferred revenue	485	(471)
Net cash used in operating activities	(1,175)	(1,700)
Cash flows from investing activities:
Purchase of investments	(15,505)	(22,361)
Redemption of investments	20,014	23,526
Purchase of property and equipment	(705)	(2,130)
Proceeds from sale of equipment	12	22
Proceeds from sale of intangible assets	1,500	—
Purchased and capitalized intangible assets	—	(45)
Net cash (used in) provided by investing activities	5,316	(988)
Cash flows from financing activities:
Payment of capital leases	(13)	(7)
Proceeds from exercise of common stock options	—	714
Net cash (used in) provided by financing activities	(13)	707
Net increase (decrease) in cash and cash equivalents	4,128	(1,981)
Cash and cash equivalents at beginning of period	5,759	11,676
Cash and cash equivalents at end of period	$9,887	$9,695

Intermolecular, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP cost of net revenue	$2,875	$3,456	$8,409	$12,384
Stock-based compensation expense (a)	(38)	(101)	(144)	(408)
Non-GAAP cost of net revenue	$2,837	$3,355	$8,265	$11,976
GAAP gross profit	$5,747	$7,118	$18,246	$24,437
Stock-based compensation expense (a)	38	101	144	408
Non-GAAP gross profit	$5,785	$7,219	$18,390	$24,845
As a percentage of net revenue:
GAAP gross margin	66.7%	67.3%	68.5%	66.4%
Non-GAAP gross margin	67.1%	68.3%	69.0%	67.5%
GAAP operating loss	$(1,962)	$(6,912)	$(10,943)	$(12,764)
Stock-based compensation expense (a):
- Cost of net revenue	38	101	144	408
- Research and development	61	223	306	759
- Sales and marketing	28	178	97	568
- General and administrative	115	384	674	1,201
Non-GAAP operating loss	$(1,720)	$(6,026)	$(9,722)	$(9,828)

GAAP net loss	$(1,828)	$(6,775)	$(10,519)	$(12,444)
Stock-based compensation expense (a)	242	886	1,221	2,936
Non-GAAP net loss	$(1,586)	$(5,889)	$(9,298)	$(9,508)

GAAP net loss	$(1,828)	$(6,775)	$(10,519)	$(12,444)
Interest income (expense), net	70	51	182	123
Provision for taxes	—	3	1	7
Depreciation, amortization, impairments and accretion	1,772	3,885	5,369	7,708
Restructuring charges (b)	—	1,120	1,351	1,120
Stock-based compensation expense (a)	242	886	1,221	2,936
Adjusted EBITDA	$116	$(932)	$(2,759)	$(796)

Shares used in computing GAAP basic and diluted earnings per share	49,555	49,466	49,543	49,367
GAAP earnings per share:
Basic and diluted net loss per share	$(0.04)	$(0.14)	$(0.21)	$(0.25)
Shares used in computing Non-GAAP basic and diluted earnings per share	49,555	49,466	49,543	49,367
Non-GAAP earnings per share:
Basic and diluted net loss per share	$(0.03)	$(0.12)	$(0.19)	$(0.19)

(a)

Stock-based compensation reflects expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this provides it a meaningful understanding of its core operating performance.

(b)	Restructuring charges incurred in connection with a reduction in headcount primarily comprised of employee severance and benefit costs.

Intermolecular, Inc.

Fourth Quarter 2017 Outlook

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss

(In thousands, except per share amounts, Unaudited)

GAAP net loss range	$(1,000) - $(1,500)
Stock-based compensation	$300 - $300
Non-GAAP net loss range	$(700) - $(1,200)

GAAP and Non-GAAP diluted shares	49,600
GAAP net loss per share range	$(0.02) - $(0.03)
Non-GAAP net loss per share range	$(0.01) - $(0.03)

CONTACT:

Bill Roeschlein

Intermolecular, Inc.

Chief Financial Officer

bill.roeschlein@intermolecular.com

+1.408.582.5415